PROMULGATED BY THE TEXAS REAL ESTATE COMMISSION (TREC)	4-28-2014

UNIMPROVED PROPERTY CONTRACT

NOTICE: Not for Use For Condominium Transactions

1. PARTIES: The parties to this contract are 4 S Inv., J. Randall Steele, Sheri Steele Lathrop (Seller) And ROI Land Investments Ltd. (Buyer). Seller agrees to sell and convey to Buyer and Buyer agrees to buy from Seller the Property defined below.

2. PROPERTY: Lot Exhibit A, Block Exhibit A, Approx, 250 Acres off EM 2854 Addition, City of Montgomery, County of Montgomery, Texas, known as SEE Exhibit A (address/zip code), or as described on attached exhibit together with all rights, privileges and appurtenances pertaining thereto, including but not limited to: water rights, claims, permits, strips and gores, easements, and cooperative or association memberships (the Property).

3. SALES PRICE:

A.	Cash portion of Sales Price payable by Buyer at closing $8,300,000.00
B.	Sum of all financing described below (excluding any loan funding fee or mortgage insurance premium) $8,300,000.00
C.	Sales Price (Sum of A and B) $_______________

4. FINANCING (Not for use with reverse mortgage financing): The portion of Sales Price not payable in cash will be paid as follows: (Check applicable boxes below)

☐	A. THIRD PARTY FINANCING: One or more third party mortgage loans in the total amount of $_______________ (excluding any loan funding fee or mortgage insurance premium).
(1)	Property Approval: If the Property does not satisfy the lenders' underwriting requirements for the loan(s) (including, but not limited to appraisal, insurability and lender required repairs), Buyer may terminate this contract by giving notice to Seller prior to closing and the earnest money will be refunded to Buyer.
(2)	Credit Approval: (Check one box only)
☐	(a) This contract is subject to Buyer being approved for the financing described in the attached Third Party Financing Addendum for Credit Approval.
☐	(b) This contract is not subject to Buyer being approved for financing and does not involve FHA or VA financing.

☐	B. ASSUMPTION: The assumption of the unpaid principal balance of one or more promissory notes described in the attached TREC Loan Assumption Addendum.
☐	C. SELLER FINANCING: A promissory note from Buyer to Seller of $________________ , secured by vendor's and deed of trust liens, and containing the terms and conditions described in the attached TREC Seller Financing Addendum. If an owner policy of title insurance is furnished, Buyer shall furnish Seller with a mortgagee policy of title insurance.
5.	EARNEST MONEY: Upon execution of contract by all parties, Buyer shall deposit $83,000.00 as earnest money with ORTC, C/O Riley Lacy as escrow agent, at 404 West Phillips, Suite 100, Conroe, TX 77301 (address). Buyer shall deposit additional earnest money of $200,000.00 with escrow agent within 130 days after the effective date of this contract. If Buyer fails to deposit the earnest money as required by this contract, Buyer will be in default.
6.	TITLE POLICY AND SURVEY:
A.	TITLE POLICY: Seller shall furnish to Buyer at ☒ Seller’s ☐ Buyer’s expense an owner’s policy of title insurance (Title Policy) issued by Old Republic Title Company (Title Company) in the amount of the Sales Price, dated at or after closing, insuring Buyer against loss under the provisions of the Title Policy, subject to the promulgated exclusions (including existing building and zoning ordinances) and the following exceptions:

(1)	Restrictive covenants common to the platted subdivision in which the Property is located.
(2)	The standard printed exception for standby fees, taxes and assessments.
(3)	Liens created as part of the financing described in Paragraph 4.
(4)	Utility easements created by the dedication deed or plat of the subdivision in which the Property is located.
(5)	Reservations or exceptions otherwise permitted by this contract or as may be approved by Buyer in writing.
(6)	The standard printed exception as to marital rights.
(7)	The standard printed exception as to waters, tidelands, beaches, streams, and related matters.
(8)	The standard printed exception as to discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping improvements: ☒ (i) will not be amended or deleted from the title policy; ☐(ii) will be amended to read, "shortages in area" at the expense of ☐ Buyer ☐ Seller.

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 2 of 8

B.	COMMITMENT: Within 20 days after the Title Company receives a copy of this contract, Seller shall furnish to Buyer a commitment for title insurance (Commitment) and, at Buyer's expense, legible copies of restrictive covenants and documents evidencing exceptions in the Commitment (Exception Documents) other than the standard printed exceptions. Seller authorizes the Title Company to deliver the Commitment and Exception Documents to Buyer at Buyer's address shown in Paragraph 21. If the Commitment and Exception Documents are not delivered to Buyer within the specified time, the time for delivery will be automatically extended up to 15 days or 3 days before the Closing Date, whichever is earlier. If, due to factors beyond Seller’s control, the Commitment and Exception Documents are not delivered within the time required, Buyer may terminate this contract and the earnest money will be refunded to Buyer.
C.	SURVEY: The survey must be made by a registered professional land surveyor acceptable to the Title Company and Buyer’s lender(s). (Check one box only)
☒	(1) Within 14 days after the effective date of this contract, Seller shall furnish to Buyer and Title Company Seller's existing survey of the Property and a Residential Real Property Affidavit promulgated by the Texas Department of Insurance (T-47 Affidavit). If Seller fails to furnish the existing survey or affidavit within the time prescribed, Buyer shall obtain a new survey at Seller's expense no later than 3 days prior to Closing Date. If the existing survey or affidavit is not acceptable to Title Company or Buyer's lender(s), Buyer shall obtain a new survey at ☐ Seller's ☒ Buyer's expense no later than 3 days prior to Closing Date.(Survey dated 1/12/15 is attached as Exhibit A).
☐	(2) Within __days after the effective date of this contract, Buyer shall obtain a new survey at Buyer's expense. Buyer is deemed to receive the survey on the date of actual receipt or the date specified in this paragraph, whichever is earlier.
☐	(3) Within __ days after the effective date of this contract, Seller, at Seller's expense shall furnish a new survey to Buyer.
D.	OBJECTIONS: Buyer may object in writing to (i) defects, exceptions, or encumbrances to title: disclosed on the survey other than items 6A(1) through (7) above; or disclosed in the Commitment other than items 6A(1) through (8) above; (ii) any portion of the Property lying in a special flood hazard area (Zone V or A) as shown on the current Federal Emergency Management Agency map; or (iii) any exceptions which prohibit the following use or activity: _________________________________________________.

Buyer must object the earlier of (i) the Closing Date or (ii) 21 days after Buyer receives the Commitment, Exception Documents, and the survey. Buyer’s failure to object within the time allowed will constitute a waiver of Buyer’s right to object; except that the requirements in Schedule C of the Commitment are not waived. Provided Seller is not obligated to incur any expense, Seller shall cure the timely objections of Buyer or any third party lender within 15 days after Seller receives the objections and the Closing Date will be extended as necessary. If objections are not cured within such 15 day period, this contract will terminate and the earnest money will be refunded to Buyer unless Buyer waives the objections.
E.	TITLE NOTICES:
(1)	ABSTRACT OR TITLE POLICY: Broker advises Buyer to have an abstract of title covering the Property examined by an attorney of Buyer’s selection, or Buyer should be furnished with or obtain a Title Policy. If a Title Policy is furnished, the Commitment should be promptly reviewed by an attorney of Buyer’s choice due to the time limitations on Buyer’s right to object.
(2)	MEMBERSHIP IN PROPERTY OWNERS ASSOCIATION(S): The Property ☐ is ☒ is not subject to mandatory membership in a property owners association(s). If the Property is subject to mandatory membership in a property owners association(s), Seller notifies Buyer under §5.012, Texas Property Code, that, as a purchaser of property in the residential community identified in Paragraph 2 in which the Property is located, you are obligated to be a member of the property owners association(s). Restrictive covenants governing the use and occupancy of the Property and all dedicatory instruments governing the establishment, maintenance, and operation of this residential community have been or will be recorded in the Real Property Records of the county in which the Property is located. Copies of the restrictive covenants and dedicatory instruments may be obtained from the county clerk. You are obligated to pay assessments to the property owners association(s). The amount of the assessments is subject to change. Your failure to pay the assessments could result in enforcement of the association’s lien on and the foreclosure of the Property.
Section 207.003, Property Code, entitles an owner to receive copies of any document that governs the establishment, maintenance, or operation of a subdivision, including, but not limited to, restrictions, bylaws, rules and regulations, and a resale certificate from a property owners' association. A resale certificate contains information including, but not limited to, statements specifying the amount and frequency of regular assessments and the style and cause number of lawsuits to which the property owners' association is a party, other than lawsuits relating to unpaid ad valorem taxes of an individual member of the association. These documents must be made available to you by the property owners' association or the association's agent on your request.
If Buyer is concerned about these matters, the TREC promulgated Addendum for Property Subject to Mandatory Membership in a Property Owners Association should be used.

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 3 of 8

(3)	STATUTORY TAX DISTRICTS: If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this contract.
(4)	TIDE WATERS: If the Property abuts the tidally influenced waters of the state, §33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included in the contract. An addendum containing the notice promulgated by TREC or required by the parties must be used.
(5)	ANNEXATION: If the Property is located outside the limits of a municipality, Seller notifies Buyer under §5.011, Texas Property Code, that the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality’s extraterritorial jurisdiction or is likely to be located within a municipality’s extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information.
(6)	PROPERTY LOCATED IN A CERTIFICATED SERVICE AREA OF A UTILITY SERVICE PROVIDER: Notice required by §13.257, Water Code: The real property, described in Paragraph 2, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area. If your property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to determine if the property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property. The undersigned Buyer hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property described in Paragraph 2 or at closing of purchase of the real property.
(7)	PUBLIC IMPROVEMENT DISTRICTS: If the Property is in a public improvement district, §5.014, Property Code, requires Seller to notify Buyer as follows: As a purchaser of this parcel of real property you are obligated to pay an assessment to a municipality or county for an improvement project undertaken by a public improvement district under Chapter 372, Local Government Code. The assessment may be due annually or in periodic installments. More information concerning the amount of the assessment and the due dates of that assessment may be obtained from the municipality or county levying the assessment. The amount of the assessments is subject to change. Your failure to pay the assessments could result in a lien on and the foreclosure of your property.
(8)	TEXAS AGRICULTURAL DEVELOPMENT DISTRICT: The Property □ is □ is not located in a Texas Agricultural Development District. For additional information, contact the Texas Department of Agriculture.
(9)	TRANSFER FEES: If the Property is subject to a private transfer fee obligation, §5.205, Property Code requires Seller to notify Buyer as follows: The private transfer fee obligation may be governed by Chapter 5, Subchapter G of the Texas Property Code.
(10)	PROPANE GAS SYSTEM SERVICE AREA: If the Property is located in a propane gas system service area owned by a distribution system retailer, Seller must give Buyer written notice as required by §141.010, Texas Utilities Code. An addendum containing the notice approved by TREC or required by the parties should be used.
7.	PROPERTY CONDITION:
A.	ACCESS, INSPECTIONS AND UTILITIES: Seller shall permit Buyer and Buyer’s agents access to the Property at reasonable times. Buyer may have the Property inspected by inspectors selected by Buyer and licensed by TREC or otherwise permitted by law to make inspections. Seller at Seller's expense shall immediately cause existing utilities to be turned on and shall keep the utilities on during the time this contract is in effect.
NOTICE:	Buyer should determine the availability of utilities to the Property suitable to satisfy Buyer’s needs.
B.	ACCEPTANCE OF PROPERTY CONDITION: “As Is” means the present condition of the Property with any and all defects and without warranty except for the warranties of title and the warranties in this contract. Buyer’s agreement to accept the Property As Is under Paragraph 7B (1) or (2) does not preclude Buyer from inspecting the Property under Paragraph 7A, from negotiating repairs or treatments in a subsequent amendment, or from terminating this contract during the Option Period, if any.
(Check	one box only)
☒	(1) Buyer accepts the Property As Is.
☐	(2) Buyer accepts the Property As Is provided Seller, at Seller’s expense, shall complete the following specific repairs and treatments: __________________________________________________

_____________________________________________________________________________________.

(Do not insert general phrases, such as “subject to inspections” that do not identify specific repairs and treatments.)

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 4 of 8

C.	COMPLETION OF REPAIRS: Unless otherwise agreed in writing: (i) Seller shall complete all agreed repairs and treatments prior to the Closing Date; and (ii) all required permits must be obtained, and repairs and treatments must be performed by persons who are licensed to provide such repairs or treatments or, if no license is required by law, are commercially engaged in the trade of providing such repairs or treatments. At Buyer’s election, any transferable warranties received by Seller with respect to the repairs and treatments will be transferred to Buyer at Buyer’s expense. If Seller fails to complete any agreed repairs and treatments prior to the Closing Date, Buyer may exercise remedies under Paragraph 15 or extend the Closing Date up to 5 days, if necessary, for Seller to complete repairs and treatments.
D.	ENVIRONMENTAL MATTERS: Buyer is advised that the presence of wetlands, toxic substances, including asbestos and wastes or other environmental hazards, or the presence of a threatened or endangered species or its habitat may affect Buyer’s intended use of the Property. If Buyer is concerned about these matters, an addendum promulgated by TREC or required by the parties should be used.
E.	SELLER’S DISCLOSURES: Except as otherwise disclosed in this contract, Seller has no knowledge of the following:
(1)	any flooding of the Property which has had a material adverse effect on the use of the Property;
(2)	any pending or threatened litigation, condemnation, or special assessment affecting the Property;
(3)	any environmental hazards that materially and adversely affect the Property;
(4)	any dumpsite, landfill, or underground tanks or containers now or previously located on the Property;
(5)	any wetlands, as defined by federal or state law or regulation, affecting the Property; or
(6)	any threatened or endangered species or their habitat affecting the Property.
8.	BROKERS' FEES: All obligations of the parties for payment of brokers’ fees are contained in separate written agreements.
9.	CLOSING:
A.	The closing of the sale will be on or before See Addendum A, or within 7 days after objections made under Paragraph 6D have been cured or waived, whichever date is later (Closing Date). If either party fails to close the sale by the Closing Date, the non-defaulting party may exercise the remedies contained in Paragraph 15.
B.	At closing:
(1)	Seller shall execute and deliver a general warranty deed conveying title to the Property to Buyer and showing no additional exceptions to those permitted in Paragraph 6 and furnish tax statements or certificates showing no delinquent taxes on the Property.
(2)	Buyer shall pay the Sales Price in good funds acceptable to the escrow agent.
(3)	Seller and Buyer shall execute and deliver any notices, statements, certificates, affidavits, releases, loan documents and other documents reasonably required for the closing of the sale and the issuance of the Title Policy.
(4)	There will be no liens, assessments, or security interests against the Property which will not be satisfied out of the sales proceeds unless securing the payment of any loans assumed by Buyer and assumed loans will not be in default.
10.	POSSESSION:
A.	Buyer’s Possession: Seller shall deliver to Buyer possession of the Property in its present or required condition upon closing and funding.
B.	Leases:
(1)	After the Effective Date, Seller may not execute any lease (including but not limited to mineral leases) or convey any interest in the Property without Buyer’s written consent.
(2)	If the Property is subject to any lease to which Seller is a party, Seller shall deliver to Buyer copies of the lease(s) and any move-in condition form signed by the tenant within 7 days after the Effective Date of the contract.
11.	SPECIAL PROVISIONS: (Insert only factual statements and business details applicable to the sale. TREC rules prohibit licensees from adding factual statements or business details for which a contract addendum or other form has been promulgated by TREC for mandatory use.)

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 5 of 8

12.	SETTLEMENT AND OTHER EXPENSES:
A.	The following expenses must be paid at or prior to closing:
(1)	Expenses payable by Seller (Seller's Expenses):
(a)	Releases of existing liens, including prepayment penalties and recording fees; release of Seller’s loan liability; tax statements or certificates; preparation of deed; one-half of escrow fee; and other expenses payable by Seller under this contract.
(b)	Seller shall also pay an amount not to exceed $N/A to be applied in the following order: Buyer’s Expenses which Buyer is prohibited from paying by FHA, VA, Texas Veterans Land Board or other governmental loan programs, and then to other Buyer’s Expenses as allowed by the lender.
(2)	Expenses payable by Buyer (Buyer's Expenses): Appraisal fees; loan application fees; adjusted origination charges; credit reports; preparation of loan documents; interest on the notes from date of disbursement to one month prior to dates of first monthly payments; recording fees; copies of easements and restrictions; loan title policy with endorsements required by lender; loan-related inspection fees; photos; amortization schedules; one-half of escrow fee; all prepaid items, including required premiums for flood and hazard insurance, reserve deposits for insurance, ad valorem taxes and special governmental assessments; final compliance inspection; courier fee; repair inspection; underwriting fee; wire transfer fee; expenses incident to any loan; Private Mortgage Insurance Premium (PMI), VA Loan Funding Fee, or FHA Mortgage Insurance Premium (MIP) as required by the lender; and other expenses payable by Buyer under this contract.
B.	If any expense exceeds an amount expressly stated in this contract for such expense to be paid by a party, that party may terminate this contract unless the other party agrees to pay such excess. Buyer may not pay charges and fees expressly prohibited by FHA, VA, Texas Veterans Land Board or other governmental loan program regulations.
13.	PRORATIONS AND ROLLBACK TAXES:
A.	PRORATIONS: Taxes for the current year, interest, maintenance fees, assessments, dues and rents will be prorated through the Closing Date. The tax proration may be calculated taking into consideration any change in exemptions that will affect the current year's taxes. If taxes for the current year vary from the amount prorated at closing, the parties shall adjust the prorations when tax statements for the current year are available. If taxes are not paid at or prior to closing, Buyer shall pay taxes for the current year.
B.	ROLLBACK TAXES: If this sale or Buyer’s use of the Property after closing results in the assessment of additional taxes, penalties or interest (Assessments) for periods prior to closing, the Assessments will be the obligation of Buyer. If Seller’s change in use of the Property prior to closing or denial of a special use valuation on the Property claimed by Seller results in Assessments for periods prior to closing, the Assessments will be the obligation of Seller. Obligations imposed by this paragraph will survive closing.
14.	CASUALTY LOSS: If any part of the Property is damaged or destroyed by fire or other casualty after the effective date of this contract, Seller shall restore the Property to its previous condition as soon as reasonably possible, but in any event by the Closing Date. If Seller fails to do so due to factors beyond Seller’s control, Buyer may (a) terminate this contract and the earnest money will be refunded to Buyer (b) extend the time for performance up to 15 days and the Closing Date will be extended as necessary or (c) accept the Property in its damaged condition with an assignment of insurance proceeds and receive credit from Seller at closing in the amount of the deductible under the insurance policy. Seller’s obligations under this paragraph are independent of any other obligations of Seller under this contract.
15.	DEFAULT: If Buyer fails to comply with this contract, Buyer will be in default, and Seller may (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and receive the earnest money as liquidated damages, thereby releasing both parties from this contract. If Seller fails to comply with this contract, Seller will be in default and Buyer may (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and receive the earnest money, thereby releasing both parties from this contract.
16.	MEDIATION: It is the policy of the State of Texas to encourage resolution of disputes through alternative dispute resolution procedures such as mediation. Any dispute between Seller and Buyer related to this contract which is not resolved through informal discussion will be submitted to a mutually acceptable mediation service or provider. The parties to the mediation shall bear the mediation costs equally. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.
17.	ATTORNEY'S FEES: A Buyer, Seller, Listing Broker, Other Broker, or escrow agent who prevails in any legal proceeding related to this contract is entitled to recover reasonable attorney’s fees and all costs of such proceeding.
18.	ESCROW:
A.	ESCROW: The escrow agent is not (i) a party to this contract and does not have liability for the performance or nonperformance of any party to this contract, (ii) liable for interest on the earnest money and (iii) liable for the loss of any earnest money caused by the failure of any financial institution in which the earnest money has been deposited unless the financial institution is acting as escrow agent.

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 6 of 8

B.	EXPENSES: At closing, the earnest money must be applied first to any cash down payment, then to Buyer's Expenses and any excess refunded to Buyer. If no closing occurs, escrow agent may: (i) require a written release of liability of the escrow agent from all parties, (ii) require payment of unpaid expenses incurred on behalf of a party, and (iii) only deduct from the earnest money the amount of unpaid expenses incurred on behalf of the party receiving the earnest money.
C.	DEMAND: Upon termination of this contract, either party or the escrow agent may send a release of earnest money to each party and the parties shall execute counterparts of the release and deliver same to the escrow agent. If either party fails to execute the release, either party may make a written demand to the escrow agent for the earnest money. If only one party makes written demand for the earnest money, escrow agent shall promptly provide a copy of the demand to the other party. If escrow agent does not receive written objection to the demand from the other party within 15 days, escrow agent may disburse the earnest money to the party making demand reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors. If escrow agent complies with the provisions of this paragraph, each party hereby releases escrow agent from all adverse claims related to the disbursal of the earnest money.
D.	DAMAGES: Any party who wrongfully fails or refuses to sign a release acceptable to the escrow agent within 7 days of receipt of the request will be liable to the other party for liquidated damages in an amount equal to the sum of: (i) three times the amount of the earnest money; (ii) the earnest money; (iii) reasonable attorney's fees; and (iv) all costs of suit.
E.	NOTICES: Escrow agent's notices will be effective when sent in compliance with Paragraph 21. Notice of objection to the demand will be deemed effective upon receipt by escrow agent.
19.	REPRESENTATIONS: All covenants, representations and warranties in this contract survive closing. If any representation of Seller in this contract is untrue on the Closing Date, Seller will be in default. Unless expressly prohibited by written agreement, Seller may continue to show the Property and receive, negotiate and accept back up offers.
20.	FEDERAL TAX REQUIREMENTS: If Seller is a "foreign person,” as defined by applicable law, or if Seller fails to deliver an affidavit to Buyer that Seller is not a "foreign person,” then Buyer shall withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service together with appropriate tax forms. Internal Revenue Service regulations require filing written reports if currency in excess of specified amounts is received in the transaction.
21.	NOTICES: All notices from one party to the other must be in writing and are effective when mailed to, hand-delivered at, or transmitted by facsimile or electronic transmission as follows:

To Buyer at:	To Seller at:
825 Boul, Lebourgneuf, Suite 315 Quebec, Oc, Canada G2J 0B9 Telephone (514) 688-2952 Facsimile: _________ E-mail: malevesque@roilandinvestmentcom	c/o Steve Hailey 2912 West Davis, Suite 110 Conroe, TX 77304 Telephone: (936)-756-6302 Facsimile: (936) 760-1583 E-mail: hailey_sadler@hotmail.com

22.	AGREEMENT OF PARTIES: This contract contains the entire agreement of the parties and cannot be changed except by their written agreement. Addenda which are a part of this contract are (check all applicable boxes):

☐	Third Party Financing Addendum for Credit Approval
☐	Seller Financing Addendum
☐	Addendum for Property Subject to Mandatory Membership in a Property Owners Association
☐	Buyer’s Temporary Residential Lease Seller’s Temporary Residential Lease
☒	Addendum for Reservation of Oil, Gas and Other Minerals
☐	Addendum for "Back-Up" Contract
☐	Addendum for Coastal Area Property
☒	Environmental Assessment, Threatened or Endangered Species and Wetlands Addendum
☐	Addendum for Property Located Seaward of the Gulf Intracoastal Waterway
☐	Addendum for Sale of Other Property by Buyer
☐	Addendum for Property in a Propane Gas System Service Area
☐	Other (list): Exhibit A & Addendum A

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 7 of 8

23.	TERMINATION OPTION: For nominal consideration, the receipt of which is hereby acknowledged by Seller, and Buyer's agreement to pay Seller $1,000.00 (Option Fee) which Seller or Listing Broker must receive within 3 days after the effective date of this contract, Seller grants Buyer the unrestricted right to terminate this contract by giving notice of termination to Seller within 120 days after the effective date of this contract (Option Period). If no dollar amount is stated as the Option Fee or if Buyer fails to pay the Option Fee to Seller within the time prescribed, this paragraph will not be a part of this contract and Buyer shall not have the unrestricted right to terminate this contract. If Buyer gives notice of termination within the time prescribed, the Option Fee will not be refunded; however, any earnest money will be refunded to Buyer. The Option Fee □will □will not be credited to the Sales Price at closing. Time is of the essence for this paragraph and strict compliance with the time for performance is required.
24.	CONSULT AN ATTORNEY BEFORE SIGNING: TREC rules prohibit real estate licensees from giving legal advice. READ THIS CONTRACT CAREFULLY.

The form of this contract has been approved by the Texas Real Estate Commission. TREC forms are intended for use only by trained real estate licensees. No representation is made as to the legal validity or adequacy of any provision in any specific transactions. It is not intended for complex transactions. Texas Real Estate Commission, P.O. Box 12188, Austin, TX 78711-2188, (512) 936-3000 (http://www.trec.texas.gov) TREC NO. 9-11. This form replaces TREC NO. 9-10.

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Contract Concerning SEE EXHIBIT A. Montgomery, TX	Page 8 of 8

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PROMULGATED BY THE TEXAS REAL ESTATE COMMISSION (TREC)

ADDENDUM FOR RESERVATION OF OIL, GAS, AND OTHER MINERALS

ADDENDUM TO CONTRACT CONCERNING THE PROPERTY AT

See EXHIBIT A.                                    Montgomery

(Street Address and City)

NOTICE: For use ONLY if Seller reserves all or a portion of the Mineral Estate.

A.	“Mineral Estate” means all oil, gas, and other minerals in and under and that may be produced from the Property, any royalty under any existing or future mineral lease covering any part of the Property, executive rights (including the right to sign a mineral lease covering any part of the Property), implied rights of ingress and egress, exploration and development rights, production and drilling rights, mineral lease payments, and all related rights and benefits. The Mineral Estate does NOT include water, sand, gravel, limestone, building stone, caliche, surface shale, near-surface lignite, and iron, but DOES include the reasonable use of these surface materials for mining, drilling, exploring, operating, developing, or removing the oil, gas, and other minerals from the Property.
B.	Subject to Section C below, the Mineral Estate owned by Seller, if any, will be conveyed unless reserved as follows (check one box only):
☒	(1) Seller reserves all of the Mineral Estate owned by Seller.
☐	(2) Seller reserves an undivided ____________________ interest in the Mineral Estate owned by Seller. NOTE: If Seller does not own all of the Mineral Estate, Seller reserves only this percentage or fraction of Seller’s interest.

C.	Seller ☐ does ☒ does not reserve and retain implied rights of ingress and egress and of reasonable use of the Property (including surface materials) for mining, drilling, exploring, operating, developing, or removing the oil, gas, and other minerals. NOTE: Surface rights that may be held by other owners of the Mineral Estate who are not parties to this transaction (including existing mineral lessees) will NOT be affected by Seller’s election. Seller’s failure to complete Section C will be deemed an election to convey all surface rights described herein.
D.	If Seller does not reserve all of Seller’s interest in the Mineral Estate, Seller shall, within 7 days after the Effective Date, provide Buyer with the contact information of any existing mineral lessee known to Seller.

IMPORTANT NOTICE: The Mineral Estate affects important rights, the full extent of which may be unknown to Seller. A full examination of the title to the Property completed by an attorney with expertise in this area is the only proper means for determining title to the Mineral Estate with certainty. In addition, attempts to convey or reserve certain interest out of the Mineral Estate separately from other rights and benefits owned by Seller may have unintended consequences. Precise contract language is essential to preventing disagreements between present and future owners of the Mineral Estate. If Seller or Buyer has any questions about their respective rights and interests in the Mineral Estate and how such rights and interests may be affected by this contract, they are strongly encouraged to consult an attorney with expertise in this area.

CONSULT AN ATTORNEY BEFORE SIGNING: TREC rules prohibit real estate licensees from giving legal advice. READ THIS FORM CAREFULLY.

The form of this addendum has been approved by the Texas Real Estate Commission for use only with similarly approved or promulgated forms of contracts. Such approval relates to this contract form only. TREC forms are intended for use only by trained real estate licensees. No representation is made as to the legal validity or adequacy of any provision in any specific transactions. It is not intended for complex transactions. Texas Real Estate Commission, P.O. Box 12188, Austin, TX 78711-2188, 512-936-3000 (http://www.trec.texas.gov) TREC No. 44-2. This form replaces TREC No. 44-1.

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PROMULGATED BY THE TEXAS REAL ESTATE COMMISSION (TREC)	12-05-11

ENVIRONMENTAL ASSESSMENT, THREATENED OR
ENDANGERED SPECIES, AND WETLANDS ADDENDUM

TO CONTRACT CONCERNING THE PROPERTY AT

SEE EXHBIT A. Montgomery, TX

(Address of Property)

☒	A ENVIRONMENTAL ASSESSMENT: Buyer, at Buyer’s expense, may obtain an environmental assessment report prepared by an environmental specialist.
☒	B THREATENED OR ENDANGERED SPECIES: Buyer, at Buyer’s expense, may obtain a report from a natural resources professional to determine if there are any threatened or endangered species or their habitats as defined by the Texas Parks and Wildlife Department or the U.S. Fish and Wildlife Service.
☒	C WETLANDS: Buyer, at Buyer’s expense, may obtain a report from an environmental specialist to determine if there are wetlands, as defined by federal or state law or regulation

.

Within 45 days after the effective date of the contract, Buyer may terminate the contract by furnishing Seller a copy of any report noted above that adversely affects the use of the Property and a notice of termination of the contract. Upon termination, the earnest money will be refunded to Buyer.

This form has been approved by the Texas Real Estate Commission for use with similarly approved or promulgated contract forms. Such approval relates to this form only. TREC forms are intended for use only by trained real estate licensees. No representation is made as to the legal validity or adequacy of any provision in any specific transactions. It is not suitable for complex transactions. Texas Real Estate Commission, P.O. Box 12188, Austin, TX 78711-2188, 512-936-3000 (http://www.trec.texas.gov) TREC No. 28-2. This form replaces TREC No. 28-1.

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11

EXHIBIT A

METES AND BOUNDS DESCRIPTION

OF 249.943 Acres or 10,887,535 Square Feet of land being all of that certain 82.2823 Acre tract of land conveyed from Lila Talley Duffey, etal to FOUR S. INVESTMENTS by a deed dated June 27, 1986 and recorded in Clerk's File No. 8639142, of the Official Public Records of Montgomery County, Texas (OPRMCT), same being all of that certain 53185 Acre tract of land conveyed from Al Stewart, Trustee to FOUR S. INVESTMENTS by a deed dated November 7, 1985 and recorded in Clerk's File No. 8552085, OPRMCT, and being all of that certain 114.933 Acre tract of land conveyed from Al Stewart, Trustee to FOUR S. INVESTMENTS by a deed dated November 7, 1985 and recorded in Cleric's File No. 8550800, OPRMCT, lying in the THOMAS DOUGLAS SURVEY, Abstract 187 and MATTHEW CARTWRIGHT SURVEY, Abstract 126, near Montgomery, Montgomery County, Texas, said 249.943 Acre tract is more particularly described by metes and bounds as follows:

BEGINNING at a 2 inch iron pipe found at the Southwest corner of that certain 85.194 Acre tract of land conveyed from Sharon D, Staley, Co-Independent Executrix of the Estate of Carl A. Sudbury, etal to Martha D. Mayer, Trustee of Trust Created for Martha D. Mayer by a deed dated January 7, 2000 and recorded in Clerk's File No. 2000003039, OPRMCT, same being the Northwest corner of said 114.933 Acre tract of land, same being on the West line of said MATTHEW CARTWRIGHT SURVEY Abstract 126 and the East line of said THOMAS DOUGLAS SURVEY, Abstract 187, and being on the East line of that certain 16.027 Acre tract of land conveyed from Joe L. Ellis, etux to Ronald G. McCracken, etux by a deed dated May 14, 2007 and recorded in Clerk's File No. 2007057365, OPRMCT;

THENCE North 89 deg. 03 min. 27 sec. East (Called South 89 deg. 57 min. 47 sec. East), along the South line of said 85.194 Acre tract of land, a distance of 1570.87 feet (Called 1570.84 feet) to a 5/8 inch iron rod with cap set inside a broken 3 inch iron pipe Emu(' at a point for corner;

THENCE North 76 deg. 01 min. 39 sec. East (Called North 76 deg. 56 min. 01 sec. East), along the line of that certain 207 Acre tract of land conveyed from Jasper B. Cartwright, et al to Jasper Duncan Cartwright by a deed dated October 4, 1966 and recorded in Volume 626, Page 86, of the Deed Records of Montgomery County, Texas (M.C.D.R.), a distance of 673.34 feet (Called 681.71 feet) to a 5/8 inch iron rod with cap set on the Westerly High Bank of Mound Creek at a point for corner;

THENCE along the Westerly High Bank of Mound Creek the following courses and distances to 5/8 inch iron rods with caps set at points for corner!

1.)	South 31 deg. 57 min. 36 sec. East, 44.50 feet;
2.)	South 64 deg. 55 min. 33 see, East, 51.81 feet;
3.)	South 51 deg. 57 min. 44 sec. East, 22.71 feet;
4.)	South 17 deg. 1'7 min. 48 sec. West, 33.77 feet;
5.)	South 46 deg. 51 min. 42 sec. East, 21.62 feet;
6.)	South 06 deg. 32 min. 09 sec. East, 32.07 feet;
7.)	South 16 deg. 47 min. 50 sec. West, 59.23 feet;
8.)	South 17 deg. 37 min. 58 sec. East, 59.05 feet;
9.)	South 03 deg. 58 min. 03 sec. East, 90.94 feet;
10.)	South 09 deg. 02 min. 31 sec. East, 38,72 feet;
11.)	South 30 deg. 32 min. 57 sec. East, 103.15 feet;
12.)	South 28 deg. 50 min. 12 sec. East, 111.54 feet;
13.)	South 65 deg. 01 min. I I sec. East, 37.51 feet;
14.)	South 37 deg. 16 min. 56 sec. East, 31.28 feet;\
15.)	South 25 deg. 04 min. 03 sec. East, 173.85 feet;
16.)	South 01 deg. 40 min, 49 sec. West, 35.63 feet;
17.)	South 24 deg. 25 min., 21 sec. East, 34.32 feet;

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18.)	South 47 deg. 38 min. 46 sec. East, 106.17 feet; (Set 5/8 inch iron rod in stump, found remains of decayed tree trunk wrapped in barbwire)
19.)	South 41 deg. 38 min. 34 sec. East, 174.91 feet to a point for corner;

THENCE South 01 deg. 52 min. 59 sec. West (Called South 02 deg. 52 min. 43 sec. West), continuing along the Westerly High Bank of Mound Creek, a distance of 255.88 feet (Called 256.07 feet) to a 60 penny nail found at a point for corner;

THENCE South 21 deg. 09 min. 51 sec. East (Called South 19 deg. 54 min. 23 sec. East), continuing along the Westerly High Bank of Mound Creek, a distance of 14,24 feet (Called 14.61 feet) to a 1/2 inch iron rod found at a point for comer;

THENCE South 88 deg. 38 min. 29 sec. West (Called West), along the line of said 207 Acre tract of land, a distance of 82.61 feet (Called 82.55 feet) to a 1/2 inch iron rod found at a point for corner;

THENCE South 00 deg. 58 min. 20 sec. East (Called South, along the West line of said 207 Acre tract of land, a distance of 1398,16 feet (Called 1398.26 feet) to a 5/8 inch iron rod found at the Southeast Corner of said 114.993 Acre tract of land;

THENCE South 89 deg. 00 rain. 24 sec. West (Called West), along the line of that certain 75 Acre tract of land conveyed from Morgan S. Cartwright, Jr. to Jasper Duncan Cartwright by a deed dated October 11, 1966 and recorded in Volume 626, Page 509, M.C.D.R., a distance of 1027,91 feet (Called 1027,86 feet) to a Fence Corner found at the Southwest corner of said 114.993 Acre tract of land;

THENCE South 84 deg. 11 min. 24 sec. West (Called South 82 deg. 37 min. 44 sec. West), along the line of said 75 Acre tract of land, a distance of 13.77 feet (Called 13.35 feet) to a 19 inch Black Gum found at a point for corner;

THENCE South 09 deg. 43 min. 20 sec. East (Called South 08 deg. 43 min. 35 sec. East), along the West line of said 75 Acre tract of land, a distance of 328.29 feet (Called 328.67 feet) to a 5/8 inch iron rod with cap set at the Southeast corner of said 53.185 Acre tract of land;

THENCE South 89 deg. 44 min. 47 sec. West (Called North 89 deg. 17 min. 50 sec. West), along the most Westerly North line of said 75 Acre tract of land, a distance of 1692.85 feet (Called 1692.67 feet) to a T-Rail Post found at the Southwest corner of said 53.185 Acre tract of land;

THENCE South 04 deg. 10 min. 24 sec. East (Called South 03 deg. 58 ann. 58 sec. East), along the West line of said 75 Acre tract of land, a distance of 354.36 feet (Called 354.49 feet) to a 1 inch galvanized iron pipe found at a point for corner;

THENCE South 89 deg. 59 min. 46 sec. East (Called South 89 deg. 48 min, 42 sec. East), along the South line of said 75 Acre tract of land, a distance of 144.44 feet (Called 144.41 feet) to a 1 inch galvanized iron pipe found at a point for corner;

THENCE South 00 deg. 58 min. 16 sec, East (Called South 00 deg. 45 min. 38 sec. East per Boundary Line Agreement recorded in Clerk's File No. 8639144, OPRMCT), along the West line of that certain 98.2 Acre tract of land conveyed from Jasper B. Cartwright, etal to Patricia Joe Schuler by a deed dated October 4, 1966 and recorded in Volume 626, Page 78, M.C.D.R., at a distance of 767.12 feet pass the Northwest corner of that certain 9.0054 Acre tract of land conveyed from Bobby Schuler, etux to James Michael Brown by a deed dated January 15, 1997 and recorded in Clerk's File No. 9703943, OPRMCT, at a distance of 1231.92 feet pass the Southwest corner of said 9.0054 Acre tract of land, from which a 1/2 inch iron rod was found East, 11.69 feet,

13

and continuing in all a distance. of 1900.40 feet (Called 1900.51 feet) to a 1 inch Crooked Axle found at the Southeast corner of said 82.2823 Acre tract of land;

THENCE South 89 deg. 30 min. 32 sec. West (Called South 89 deg. 44 min. 29 sec. West), along the North line of that certain 5.435 Acre tract of land conveyed from Temmy Lalunan, etux to Patricia S. Smith by a deed dated August 26, 1993 and recorded in Clerk's File No. 9346082, OPRMCT, at a distance of 181.13 feet pass the Northeast corner of that certain 1.000 Acre tract of land conveyed from MITCHELL DEVELOPMENT CORPORATION OF THE SOUTHWEST to Barrie E. Edwards, etux by a deed dated April 7, 1982 and recorded in Clerk's File No. 8213103, OPRMCT, and continuing in all a distance of 559.03 feet (Called 558.98 feet) to a point for corner, from which a 1 inch galvanized iron pipe was found North, 0.10 feet and West, 0.12 feet at the Southwest corner of said 82.2823 Acre tract of land;

THENCE North 33 deg. 59 min. 40 sec. West (Called North 33 deg. 46 min. 56 sec. West), along the East Right-of-Way of FM 2854 (a Variable Width P.O.W.), a distance of 246.29 feet (Called 246.22 feet) to a Concrete R.O.W. Post found at a point for corner;

THENCE North 25 deg. 44 min. 00 sec. West (Called North 25 deg. 29 min. 20 sea West), along the East Right-of-Way of said FM 2854, a distance of 577.02 feet (Called 577.01 feet) to a point for comer, from which Concrete R.O.W. Post that leans Northwest was found South, 0.09 feet and West, 0.25 feet;

THENCE Northerly, along the East Right-of-Way of said FM 2854, a distance of 649.68 feet (Called 650.07 feet) along the arc of a curve to the right, said curve having a central angle of 13 deg. 16 min. 17 sec. (Called 13 deg. 16 min. 46 sec.), a radius of 2804.83 feet, a chord which bears North 18 deg. 56 min. 28 sec. West, and a chord distance of 648.23 feet to a point for corner, from which Concrete R.O.W. Post that leans North was found South, 0.35 feet and West, 2.04 feet;

THENCE North 04 deg. 23 min. 45 sec. West, along the East Right-of-Way of said FM 2854, a distance of 578.71 feet to a 5/8 inch iron rod with cap set at a point for corner;

THENCE North 00 deg. 25 min. 31 sec. West, along the East Right-of-Way of said FM 2854, a distance of 142.88 feet to a 5/8 inch iron rod with cap set at a point for corner;

THENCE Northerly, along the East Right-of-Way of said FM 2854, a distance of 1126.93 feet along the arc of a curve to the left, said curve having a central angle of 11I deg. 06 min. 50 sec., a radius of 5809.65 feet, a chord which bears North 06 deg. 33 min. 33 sec. West, and a chord distance of 1125.16 feet to a 5/8 inch iron rod with cap set at a point for corner;

THENCE North 74 deg. 33 min. 47 sec. East (Called North 75 deg. 00 min, 00 sec. West), along the South line of the remainder of that certain 1 Acre tract of land conveyed from T.S. Dunn to MONTGOMERY COUNTY Public Free School Fund by a deed dated February 27, 1881 and recorded in Volume 10, Page 448, M.C.D.R., a distance of 102.19 feet to a 5/8 inch iron rod with cap set at a point for corner;

THENCE North 15 deg. 26 into. 13 sec, West, along the East line of said 1 Acre tract of land, a distance of 208.33 feet to a 5/8 inch iron rod with cap set at a point for corner;

THENCE South 74 deg. 33 min. 47 sec. West (Called South 75 deg. 00 min. 00 sec. West), along the North line of said 1 Acre tract of land, a distance of 93.85 feet to a 5/8 inch iron rod with cap set at a point for corner;

THENCE Northerly, along the East Right-of-Way of said FM 2854, a distance of 163.86 feet along the arc of a curve to the left, said curve having a central angle of 01 deg. 36 min. 58 sec., a radius of 5809.65 feet, a chord which bears North 14 deg. 58 min, 50 sec. West, and a chord distance of 163.85 feet to a 5/8 inch iron rod with cap set at a point for corner, from which a 5/8 inch iron rod was found East, 2.49 feet;

14

THENCE North 89 deg. 39 min. 59 sec. East (Called North 89 deg. 52 min. 47 sec. East), along the South Right-of-Way of said KATY ROAD, a distance of 1209.36 feet (Called 1206.26 feet) to a 5/8 inch iron rod with cap set at a point for corner;

THENCE North 01 deg. 07 min. 18 sec. West (Called North 00 deg. 25 min_ 15 sec. West), along the West line of said MATTHEW CARTWRIGHT SURVEY Abstract 126 and the East line of said THOMAS DOUGLAS SURVEY, Abstract 187, at a distance of 46.95 feet pass a 1/2 inch iron rod found at the Southeast corner of that certain 13.38 Acre tract of land conveyed from David Spradley and Carolyn Boyett to Ronald G. McCracken, etux by a deed dated June 30, 2006 and recorded in Clerk's File No. 2006077430, OPR_MCT, a distance of 1334.52 feet to a 1 inch galvanized iron pipe found at a point for corner;

THENCE North 00 deg. 14 min. 00 sec. East (Called North 01 deg. 09 Mb, 25 sec. East), along the West line of said MATTHEW CARTWRIGHT SURVEY Abstract 126 and the East line of said THOMAS DOUGLAS SURVEY, Abstract 187, and being the East line of said 16.027 Acre tract of land, a distance of 260.10 feet (Called 260.35 feet) to the POINT OF BEGINNING, containing within these calls 249.943 Acres or 10,887,535 Square Feet of land as depicted by a plat prepared by Donald K. Hall, R.P.L.S. No. 4070 dated January 12, 2015 and revised January 27, 2015.

WITNESS MY HAND AND SEAL THIS THE 12th. DAY OF January, 2015.

__________________________________________________

Donald K. Hall Registered Professional Land Surveyor No, 4070

15

"Addendum A"

1.	Seller will have 30 days after closing to remove all personal property including but not limited to: tractors, vehicles, equipment, deer blinds, trailers, etc.
2.	Sellers Tenants under a grazing and cattle lease will be terminated at closing but sellers Tenant will have 30 after days losing to remove all of his cattle & equipment.
3.	Seller Intends to complete this transaction as part of an exchange of like-kind properties in accordance with Section 1031 of Internal Revenue Code, as amended. All expenses in connection with the contemplated exchange will be paid by the exchanging party. The other party will not incur any expense of liability with respect to the exchange. The parties agree to cooperate fully and in good faith to arrange and consummate the exchange so as to comply to the maximum extent feasible with the provisions of Section 1031 of the Internal Revenue Code. The other provisions of this contract will not be affected in the event the contemplated exchange falls to occur.
4.	Closing shall be On or before January 15, 2016 but in no event will close earlier than January 1, 2016.
5.	Contract must be receipted by the Title Company on or before Wednesday, May 27, 2015 or this contract will become null and void.

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Approved by the Texas Real Estate Commission for Voluntary Use

Texas law requires all real estate licensees to give the following information about brokerage services to prospective buyers, tenants, sellers and landlords.

Information About Brokerage Services

Before working with a real estate broker, you should know that the duties of a broker depend on whom the broker represents. If you are a prospective seller or landlord (owner) or a prospective buyer or tenant (buyer), you should know that the broker who lists the property for sale or lease is the owner’s agent. A broker who acts as a subagent represents the owner in cooperation with the listing broker. A broker who acts as a buyer’s agent represents the buyer. A broker may act as an intermediary between the parties if the parties consent in writing. A broker can assist you in locating a property, preparing a contract or lease, or obtaining financing without representing you. A broker is obligated by law to treat you honestly.

IF THE BROKER REPRESENTS THE OWNER:

The broker becomes the owner’s agent by entering into an agreement with the owner, usually through a written - listing agreement, or by agreeing to act as a subagent by accepting an offer of subagency from the listing broker. A subagent may work in a different real estate office. A listing broker or subagent can assist the buyer but does not represent the buyer and must place the interests of the owner first. The buyer should not tell the owner’s agent anything the buyer would not want the owner to know because an owner’s agent must disclose to the owner any material information known to the agent.

IF THE BROKER REPRESENTS THE BUYER:

The broker becomes the buyer’s agent by entering into an agreement to represent the buyer, usually through a written buyer representation agreement. A buyer’s agent can assist the owner but does not represent the owner and must place the interests of the buyer first. The owner should not tell a buyer’s agent anything the owner would not want the buyer to know because a buyer’s agent must disclose to the buyer any material information known to the agent.

IF THE BROKER ACTS AS AN INTERMEDIARY:

A broker may act as an intermediary between the parties if the broker complies with The Texas Real Estate License Act. The broker must obtain the written consent of each party to the transaction to act as an intermediary. The written consent must state who will pay the broker and, in conspicuous bold or underlined print, set forth the broker’s obligations as an intermediary. The broker is required to treat each party honestly and fairly and to comply with The Texas Real Estate License Act. A broker who acts as an intermediary in a transaction:

(1) shall treat all parties honestly;

(2) may not disclose that the owner will accept a price less that the asking price unless authorized in writing to do so by the owner;

(3) may not disclose that the buyer will pay a price greater than the price submitted in a written offer unless authorized in writing to do so by the buyer; and

(4) may not disclose any confidential information or any information that a party specifically instructs the broker in writing not to disclose unless authorized in writing to disclose the information or required to do so by The Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property.

With the parties’ consent, a broker acting as an intermediary between the parties may appoint a person who is licensed under The Texas Real Estate License Act and associated with the broker to communicate with and carry out instructions of one party and another person who is licensed under that Act and associated with the broker to communicate with and carry out instructions of the other party.

If you choose to have a broker represent you, you should enter into a written agreement with the broker that clearly establishes the broker’s obligations and your obligations. The agreement should state how and by whom the broker will be paid. You have the right to choose the type of representation, if any, you wish to receive. Your payment of a fee to a broker does not necessarily establish that the broker represents you. If you have any questions regarding the duties and responsibilities of the broker, you should resolve those questions before proceeding.

Texas Real Estate Brokers and Salespersons are licensed and regulated by the Texas Real Estate Commission (TREC). If you have a question or complaint regarding a real estate licensee, you should contact TREC at P.O. Box 12188, Austin, Texas 78711-2188 , 512-936-3000 (http://www.trec.texas.gov)